                                                                       Exhibit 1
                        HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)

                                                       At December 31, 2000
                                                       --------------------
ASSETS
Property Plant & Equipment
   Property Plant & Equipment                                 $278,108,268
   Accumulated D, D & A                                        (85,235,418)
                                                       --------------------
Net Property, Plant & Equipment                                192,872,850
                                                       --------------------

Current Assets:
   Cash and Temporary Cash Investments                          10,141,298
   Receivables - Net                                             7,885,303
   Unbilled Utility Revenue                                      4,766,331
   Materials/Supplies - Average Cost                             4,379,691
   Prepayments                                                      54,795
                                                       --------------------
Current Assets                                                  27,227,418
                                                       --------------------

Other Assets                                                    11,009,787
                                                       --------------------

Total Assets                                                  $231,110,055
                                                       ====================

CAPITALIZATION & LIABILITIES
Capitalization:
   Capital Stock of Subsidiaries                                    $4,750
 Paid in Capital                                                38,245,591
   Earnings Reinvested in Business                              (3,861,666)
   Accumulated Other Comprehensive Income (Loss)               (20,511,843)
                                                       --------------------
Total Common Stock Equity                                       13,876,832
                                                       --------------------

   Long-Term Debt Net of Current Portion                        29,406,658
   Notes Payable - Intercompany - Long Term                     90,000,000
                                                       --------------------
Total Capitalization                                           133,283,490
                                                       --------------------

Minority Interest in Foreign Subsidiaries                       25,680,753
                                                       --------------------

Liabilities:
   Notes Payable to Banks                                       26,191,818
   Notes Payable - Intercompany                                 12,500,000
   Long Term Debt Due Current                                    9,215,099
   Accounts Payable - Other                                     14,591,940
   Accounts Payable - Intercompany                               1,901,741
   Other Accruals & Current Liabilities                         (3,001,173)
                                                       --------------------
Total Current Liabilities                                       61,399,425
                                                       --------------------

Deferred Credits:
   Accumulated Deferred Income Tax                               8,397,666
   Other Deferred Credit                                         2,348,721
                                                       --------------------
Total Deferred Credits                                          10,746,387
                                                       --------------------

Total Capitalization & Liabilities                            $231,110,055
                                                       ====================